FOR IMMEDIATE RELEASE
Investors and Media:
Wright Medical Group N.V. Julie D. Tracy
Sr. VP, Chief Communications Officer (901) 290-5817 (office) julie.tracy@wright.com

Wright Medical Group N.V. Reports 2016 Second Quarter Financial Results and Increases 2016 Guidance

Second Quarter 2016 Net Sales From Continuing Operations of $171 Million As Reported; Excludes $10 Million of Large Joint Sales, Which are Now Part of Discontinued Operations

Second Quarter 2016 Global Extremities and Biologics Net Sales Increased 112%, Driven By Year over Year Impact from Tornier Merger, and 14% on a Non-GAAP Pro Forma Constant Currency Basis

Second Quarter 2016 Net Loss From Continuing Operations of $42 Million; Significant Progress in Non-GAAP Adjusted EBITDA From Continuing Operations of $12 Million

Company Increases Full-Year 2016 Net Sales From Continuing Operations Guidance to $675 Million to $685 Million and Full-Year 2016 Non-GAAP Adjusted EBITDA From Continuing Operations Guidance to $40 Million to $45 Million

Company Provides Update on Metal-On-Metal Hip and Related Insurance Litigation

AMSTERDAM, The Netherlands - August 2, 2016 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its second quarter ended June 26, 2016 and provided updated 2016 guidance.  As a result of the previously announced binding offer under which Corin Orthopaedics Holdings Limited (Corin) would acquire the large joints (hip/knee) business from Wright, this business which was previously reported as a separate reporting segment is now reported as discontinued operations.

As previously announced, Wright Medical Group, Inc. and Tornier N.V. completed their merger on October 1, 2015, and, in accordance with Unites States generally accepted accounting principles (GAAP), legacy Wright’s historical results of operations replaced legacy Tornier’s historical results of operations for all periods prior to the merger and the results of the two legacy businesses have been consolidated only from that date forward. This release and Wright’s website at ir.wright.com contain certain unaudited non-GAAP combined pro forma financial results for Wright Medical Group N.V. which give effect to the merger as if it had occurred on the first day of fiscal 2014, as well as reconciliations to the most comparable GAAP measure.

Net sales from continuing operations totaled $170.7 million during the second quarter ended June 26, 2016. Combined pro forma net sales from continuing operations totaled $150.2 million during the second quarter of 2015. On pro forma constant currency basis, global extremities and biologics net sales grew 14%. The second quarter 2016 net sales from continuing operations excludes $10.2 million of large joint sales, which are included in discontinued operations. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “For the third consecutive quarter, all of our most important financial results exceeded our expectations. Global extremities and biologics pro forma constant currency net sales growth of 14%, adjusted EBITDA from continuing operations of $12.2 million and adjusted gross margins from continuing operations of 78.5% reflect the strength of our markets and our unique position in them. We continued to successfully execute our merger integration plans and with this continued success, we believe we are well positioned to continue our strong business momentum and to deliver on our synergy commitments as we progress through the remainder of 2016.”

Palmisano continued, “Highlights in the quarter included strong contributions from the ongoing rollout of our SIMPLICITI and AEQUALIS ASCEND FLEX shoulder systems, which drove 20% sales growth in U.S. shoulders, and the ongoing launch of the INFINITY total ankle replacement system, which drove 33% sales growth in U.S. total ankle replacement. In addition, net sales of our U.S. biologics business grew 52% in the quarter, driven by the ongoing commercial activities for AUGMENT Bone Graft. Biologics is now the fastest growing part of our business. We expect all of these products, which are still early in commercial rollout, will continue to be growth engines during the remainder of 2016 and beyond.”

Palmisano further commented, “As anticipated, we began to see the impact of revenue dis-synergies in the second quarter, particularly in our U.S. lower extremities business. Although it is still too early to determine the ultimate impact of dis-synergies, where we stand today, combined with the strength of our core upper extremities and lower extremities businesses, and our anticipated ability to execute on cost synergies ahead of schedule, gives us the confidence to increase our full-year outlook. We intend to continue to focus on executing our integration plans to realize our full potential and believe that the positive progress we have made since the merger close sets us up well for continued strong net sales growth and significant margin expansion this year, next year and beyond.”

Net loss from continuing operations for the second quarter of 2016 totaled $42.0 million, or $(0.41) per diluted share.

The company’s net loss from continuing operations for the second quarter of 2016 included the after-tax effects of $10.4 million of inventory step-up amortization, $7.1 million of transition costs, a gain of $16.6 million related to mark-to-market adjustments on derivatives, $8.2 million of non-cash interest expense related to its convertible notes,$12.3 million non-cash loss on extinguishment of debt to write-off unamortized debt discount and deferred financing fees associated with the partial settlement of 2017 and 2020 convertible notes, a $1.4 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $2.0 million of non-cash inventory provisions associated with a product rationalization initiative, $1.3 million of costs associated with executive management changes, $1.8 million related to a legal settlement, and a $3.1 million interest and income tax benefit related to the settlement of an IRS audit.

The company's second quarter 2016 net loss from continuing operations, as adjusted for the above items, was $18.8 million. The company's second quarter 2016 adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $12.2 million. The attached financial tables include reconciliations of non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $326.3 million as of the end of the second quarter of 2016.

Update on Metal-On-Metal Hip Litigation and Related Insurance Litigation

During the second and early third quarters of 2016, the company believes it made meaningful progress toward resolution of the legacy Wright metal-on-metal hip litigation and the related insurance litigation. In June 2016, the company reached a confidential settlement in principle with a subgroup of three insurance carriers.  Settlement discussions with the remaining insurance carriers continue.  In July 2016, the company and plaintiffs continued with ongoing mediation discussions. As a result of the July discussions, the company established a reasonably possible loss range applicable to a substantial portion of revision cases of $150 million to $198 million, net of expected recoveries from the insurance settlement.  Accordingly, the company has recognized a $150 million charge within discontinued operations in the accompanying condensed consolidated statement of operations.  Settlement discussions with the plaintiffs continue. The company is continuing to actively work toward its goal of securing a global settlement, although this is complex and subject to significant uncertainties, which makes the ultimate outcome and precise timing difficult to predict.

Palmisano concluded, “During the second half of the year, we look forward to closing the transaction with Corin, completing our merger integration activities and exiting the year as a high-growth, pure-play extremities and biologics company. Following our merger, our increased size and scale have allowed us to leverage strong sales growth into even stronger EBITDA growth. We have multiple opportunities through a robust new product pipeline to further accelerate our growth, continue to expand our markets and gain market share. In addition, we intend to devote our full resources and attention on accelerating growth opportunities in the high-growth extremities and biologics markets and believe this will enhance our ability to create significant shareholder value.”

Outlook

Following the previously announced transaction with Corin, the company now anticipates net sales from continuing operations for full-year 2016 of approximately $675 million to $685 million, an increase from the company’s previous guidance range of $668 million to $678 million.

The company is also increasing its full-year 2016 adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, to be in the range of $40 million to $45 million from its previous range of $30 million to $35 million, which included the negative impact from the Corin transaction of approximately $5 million to $6 million. Taking this into account, the company’s actual adjusted EBITDA guidance increase is approximately $15 million from its previous guidance issued on May 4, 2016. This increase to adjusted EBITDA is driven by the company’s first half of 2016 financial performance and the company’s ability to capture synergies earlier and at a greater level than anticipated.

The company anticipates adjusted cash earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2016 of $(0.54) to $(0.47) per diluted share.

The company estimates approximately 103 million diluted weighted-average ordinary shares outstanding for fiscal year 2016.

The company's adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to the large joints business and legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle and silastic toe products.

The company’s adjusted cash earnings per share from continuing operations target is measured by adding back to net loss from continuing operations charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Additionally, this adjusted cash earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017, 2020 and 2021 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; and non-cash write-offs of unamortized debt discount and deferred financing charges associated with the partial settlement of the 2017 convertible notes and 2020 convertible notes. Further, this earnings target excludes any expenses, earnings or losses related to the large joints business.

The company's anticipated ranges for net sales from continuing operations, adjusted EBITDA from continuing operations, and adjusted cash earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the second quarter of 2016 supplemental financial information, visit ir.wright.com. For updated information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma historical financial information, including second quarter of 2016, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today.
The live dial-in number for the call is (877) 516-3529 (U.S.) / (281) 973-6135 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on August 2, 2016 through August 9, 2016. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 68878522. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

WRIGHT®, INFINITY®, AUGMENT®, TORNIER®, AEQUALIS®, AEQUALIS ASCEND®, AEQUALIS ASCEND® FLEX™, and SIMPLICITI® are trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include combined pro forma net sales; combined pro forma net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; cash earnings, as adjusted; and cash earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. While pro forma data gives effect to the merger with Tornier as if it had occurred on the first day of fiscal 2015 and enhances comparability of financial information between periods, pro forma data is not indicative of the results that actually would have been obtained if the merger had occurred as of the beginning of 2015. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's 2017 convertible notes, 2020 convertible notes and 2021 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, write-off of unamortized debt discount and deferred financing charges following the partial settlement of 2017 convertible notes and 2020 convertible notes, mark-to-market adjustments on CVRs, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2016, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted cash earnings per share from continuing operations; anticipated sales and cost synergies and dis-synergies and the timing thereof; the company’s expectations regarding the market size and continued sales growth of its extremities and biologics products; the benefits of its merger with Tornier and integration efforts and progress; the anticipated closing of the sale of its large joints business to Corin, the company’s expectations regarding legacy Wright’s insurance and metal-on-metal litigation and the company’s ability to create significant shareholder value. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to the proposed sale of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for

the year ended December 27, 2015 filed by Wright with the SEC on February 23, 2016 and Wright’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2016 to be filed by Wright with the SEC on August 2, 2016. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Six months ended
	June 26, 2016	June 30, 2015	June 26, 2016	June 30, 2015
Net sales	$170,716	$80,420	$340,007	$158,354
Cost of sales	49,009	21,635	95,675	40,760
Gross profit	121,707	58,785	244,332	117,594
Operating expenses:
Selling, general and administrative	136,483	82,605	271,229	164,804
Research and development	12,108	7,957	24,224	15,074
Amortization of intangible assets	7,484	2,565	13,941	5,179
Total operating expenses	156,075	93,127	309,394	185,057
Operating loss	(34,368)	(34,342)	(65,062)	(67,463)
Interest expense, net	13,024	10,959	24,878	18,608
Other (income) expense, net	(2,061)	(8,153)	(3,129)	(2,841)
Loss from continuing operations before income taxes	(45,331)	(37,148)	(86,811)	(83,230)
(Benefit) provision for income taxes	(3,300)	158	(4,588)	324
Net loss from continuing operations	$(42,031)	$(37,306)	$(82,223)	$(83,554)
Loss from discontinued operations, net of tax	(187,329)	$(7,009)	$(195,135)	$(10,509)
Net loss	$(229,360)	$(44,315)	$(277,358)	$(94,063)

Net loss from continuing operations per share, basic (1)	$(0.41)	$(0.71)	$(0.80)	$(1.59)
Net loss from continuing operations per share, diluted (1)	$(0.41)	$(0.71)	$(0.80)	$(1.59)

Net loss per share, basic (1)	$(2.23)	$(0.84)	$(2.70)	$(1.79)
Net loss per share, diluted (1)	$(2.23)	$(0.84)	$(2.70)	$(1.79)

Weighted-average number of shares outstanding-basic (1)	102,785	52,631	102,745	52,535
Weighted-average number of shares outstanding-diluted (1)	102,785	52,631	102,745	52,535
_______________________________

(1)	The prior year balances were converted to meet post-merger valuations.

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Six months ended
	June 26, 2016	June 30, 2015	% change	June 26, 2016	June 30, 2015	% change
U.S.
Lower extremities	52,008	42,360	22.8%	107,286	84,348	27.2%
Upper extremities	49,909	4,175	1,095.4%	99,910	8,049	1,141.3%
Biologics	17,792	11,281	57.7%	34,920	22,414	55.8%
Sports med & other	2,164	454	376.7%	4,301	945	355.1%
Total U.S.	$121,873	$58,270	109.2%	$246,417	$115,756	112.9%

International
Lower extremities	16,241	12,600	28.9%	31,783	24,396	30.3%
Upper extremities	23,940	2,042	1,072.4%	44,915	3,959	1,034.5%
Biologics	4,867	5,318	(8.5)%	9,065	9,810	(7.6)%
Sports med & other	3,795	2,190	73.3%	7,827	4,433	76.6%
Total International	$48,843	$22,150	120.5%	$93,590	$42,598	119.7%

Global
Lower extremities	68,249	54,960	24.2%	139,069	108,744	27.9%
Upper extremities	73,849	6,217	1,087.9%	144,825	12,008	1,106.1%
Biologics	22,659	16,599	36.5%	43,985	32,224	36.5%
Sports med & other	5,959	2,644	125.4%	12,128	5,378	125.5%
Total net sales	$170,716	$80,420	112.3%	$340,007	$158,354	114.7%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Three months ended
	June 30, 2015
	Standalone Wright Medical Group, Inc.	Standalone Tornier N.V., recast (1)	Discontinued revenues (2)	Non-GAAP combined pro forma net sales
U.S.
Lower extremities	$42,360	$9,518	$(2,930)	$48,948
Upper extremities	4,175	38,525	—	42,700
Biologics	11,281	415	—	11,696
Sports med & other	454	1,606	—	2,060
Total extremities & biologics	58,270	50,064	(2,930)	105,404
Large joint	—	40	(40)	—
Total U.S.	$58,270	$50,104	$(2,970)	$105,404

International
Lower extremities	$12,600	$2,525	$—	$15,125
Upper extremities	2,042	18,316	—	20,358
Biologics	5,318	127	—	5,445
Sports med & other	2,190	1,684	—	3,874
Total extremities & biologics	22,150	22,652	—	44,802
Large joint	—	10,465	(10,465)	—
Total International	$22,150	$33,117	$(10,465)	$44,802

Global
Lower extremities	$54,960	$12,043	$(2,930)	$64,073
Upper extremities	6,217	56,841	—	63,058
Biologics	16,599	542	—	17,141
Sports med & other	2,644	3,290	—	5,934
Total extremities & biologics	80,420	72,716	(2,930)	150,206
Large joint	—	10,505	(10,505)	—
Total net sales	$80,420	$83,221	$(13,435)	$150,206
_______________________________

(1)
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)
To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products, and the global sales associated with Tornier's Large Joint business.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Six months ended
	June 30, 2015
	Standalone Wright Medical Group, Inc.	Standalone Tornier N.V., recast (1)	Discontinued revenues (2)	Non-GAAP combined pro forma net sales
U.S.
Lower extremities	84,348	20,961	(6,827)	98,482
Upper extremities	8,049	77,938	—	85,987
Biologics	22,414	878	—	23,292
Sports med & other	945	3,211	—	4,156
Total extremities & biologics	115,756	102,988	(6,827)	211,917
Large joint	—	86	(86)	—
Total U.S.	$115,756	$103,074	$(6,913)	$211,917

International
Lower extremities	24,396	5,127	—	29,523
Upper extremities	3,959	36,431	—	40,390
Biologics	9,810	243	—	10,053
Sports med & other	4,433	3,867	—	8,300
Total extremities & biologics	42,598	45,668	—	88,266
Large joint	—	22,571	(22,571)	—
Total International	$42,598	$68,239	$(22,571)	$88,266

Global
Lower extremities	108,744	26,088	(6,827)	128,005
Upper extremities	12,008	114,369	—	126,377
Biologics	32,224	1,121	—	33,345
Sports med & other	5,378	7,078	—	12,456
Total extremities & biologics	158,354	148,656	(6,827)	300,183
Large joint	—	22,657	(22,657)	—
Total sales	$158,354	$171,313	$(29,484)	$300,183
_______________________________

(1)
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)
To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products, and the global sales associated with Tornier's Large Joint business.

Wright Medical Group N.V.
Supplemental Combined Pro Forma Net Sales Information
(unaudited)

	Second Quarter 2016 sales growth/(decline)
	U.S. combined pro forma	Int'l combined pro forma constant currency	Int'l combined pro forma	Global combined pro forma constant currency	Global combined pro forma
Product line
Lower extremities	6%	9%	7%	7%	7%
Upper extremities	17%	17%	18%	17%	17%
Biologics	52%	(7%)	(11%)	33%	32%
Sports med & other	5%	(1%)	(2%)	1%	—%
Total net sales	16%	10%	9%	14%	14%

	Six months ended June 26, 2016 sales growth/(decline)
	U.S. combined pro forma	Int'l combined pro forma constant currency	Int'l combined pro forma	Global combined pro forma constant currency	Global combined pro forma
Product line
Lower extremities	9%	10%	8%	9%	9%
Upper extremities	16%	13%	11%	15%	15%
Biologics	50%	(6%)	(10%)	33%	32%
Sports med & other	3%	(3%)	(6%)	(1%)	(3%)
Total net sales	16%	8%	6%	14%	13%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Profit from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended	Six months ended
	June 26, 2016	June 26, 2016
Gross profit from continuing operations, as reported	$121,707	$244,332
Reconciling items impacting gross profit:
Inventory step-up amortization	10,387	20,616
Product rationalization	1,954	1,954
Transaction and transition costs	—	124
Non-GAAP gross profit from continuing operations, as adjusted	$134,048	$267,026
Net sales from continuing operations	170,716	340,007
Adjusted gross margins from continuing operations	78.5%	78.5%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Cash Earnings Per Share to Net Loss from Continuing Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended	Six months ended
	June 26, 2016	June 26, 2016
Net loss from continuing operations, as reported	$(42,031)	$(82,223)
Other reconciling items:
Inventory step-up amortization (1)	10,387	20,616
Product rationalization (1)	1,954	1,954
Non-cash interest expense on convertible notes	8,240	15,296
Non-cash loss on extinguishment of debt	12,343	12,343
Derivatives mark-to-market adjustments	(16,632)	(23,273)
Transaction and transition costs (3)	7,060	17,893
Management changes (2)	1,348	1,348
CVR mark-to-market adjustments	1,401	6,725
Contingent consideration fair value adjustment	306	306
Legal settlement (2)	1,800	1,800
Costs associated with new convertible debt (2)	234	234
IRS settlement (4)	(3,073)	(3,073)
Tax effect of reconciling items	(2,132)	(3,321)
Non-GAAP net loss from continuing operations, as adjusted	$(18,795)	$(33,375)
Add back amortization of intangible assets	7,484	13,941
Non-GAAP cash earnings	$(11,311)	$(19,434)
Weighted-average basic shares outstanding	102,785	102,745
Non-GAAP cash earnings per share	$(0.11)	$(0.19)
_______________________________

(1)	Impacting Gross Profit.

(2)	Impacting Selling, General, and Administrative expense.

(3)
Impacting Selling, General, and Administrative expense and Research and Development expense for $7.0 million and $0.1 million, respectively, for the three months ended June 26, 2016. Impacting Gross Profit; Selling, General, and Administrative expense; and Research and Development expense for $0.1 million, $17.5 million, and $0.2 million, respectively, for the six months ended June 26, 2016.

(4)	IRS settlement includes $0.8 million of interest income and $2.3 million tax benefit.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended	Six months ended
	June 26, 2016	June 26, 2016
Net loss from continuing operations	$(42,031)	$(82,223)
Interest expense, net	13,024	24,878
Benefit from income taxes	(3,300)	(4,588)
Depreciation	13,270	26,120
Amortization	7,484	13,941
Non-GAAP EBITDA	$(11,553)	$(21,872)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	3,056	6,373
Other income, net	(2,061)	(3,129)
Inventory step-up amortization	10,387	20,616
Product rationalization	1,954	1,954
Transaction and transition costs	7,060	17,893
Management changes	1,348	1,348
Legal settlement	1,800	1,800
Costs associated with new convertible debt	234	234
Non-GAAP adjusted EBITDA	$12,225	$25,217

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	June 26, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$326,251	$139,804
Accounts receivable, net	125,350	131,050
Inventories	182,995	210,701
Prepaid expenses and other current assets	127,297	59,842
Current assets held for sale	23,305	18,487
Total current assets	785,198	559,884

Property, plant and equipment, net	216,041	224,256
Goodwill and intangible assets, net	1,115,290	1,117,917
Other assets (1)	127,436	139,754
Non-current assets held for sale	—	31,683
Total assets (1)	$2,243,965	$2,073,494

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$28,104	$30,904
Accrued expenses and other current liabilities	368,124	171,171
Current portion of long-term obligations	2,009	2,171
Current liabilities held for sale	1,799	2,692
Total current liabilities	400,036	206,938
Long-term obligations (1)	759,461	561,201
Other liabilities	242,099	250,329
Total liabilities (1)	1,401,596	1,018,468

Shareholders' equity	842,369	1,055,026
Total liabilities and shareholders' equity (1)	$2,243,965	$2,073,494
_______________________________

(1)	The prior year debt issuance costs were reclassified to account for adoption of ASU 2015-03 and ASU 2015-15.